                                                    Exhibit 10.5

people's bank                                       People's Bank
                                                    People's Financial Plaza
                                                    350 Bedford Street
                                                    Stamford, Connecticut  06901

November 16, 2006


Ms. Angela Toppi
Chief Financial Officer
Trans-Lux Corporation
110 Richards Avenue
Norwalk, CT  06854


Dear Ms. Toppi:

Reference is made to the $21,150,000 Commercial Loan and Security dated December 23, 2004 between People's Bank and Trans-Lux Corporation and Amendment number 1 to amend and restate the commercial loan and security agreement dated May 9, 2006 between People's Bank and Trans-Lux Corporation. Upon your acknowledgement and effective the date of your acknowledgement and agreement below, the Bank agrees to amend and modify the following terms and conditions under the Loan Documents subject to the terms and conditions contained herein (the "Amendment and Modification"). Note that this letter may be superseded by an Amendment and Modification Agreement prepared by People's Bank counsel, subject to the sole discretion of People's Bank.

Covenants:
---------
  * The following covenants will be modified for the rolling 4 quarters ended September 30, 2006 and the rolling 4 quarters ending December 31, 2006 and all rolling 4 quarter periods thereafter:

    (1) The definition of Fixed Charge Coverage shall mean: Earnings before Interest Taxes Depreciation and Amortization minus total capital expenditures less $2,500,000, minus total dividends (the numerator), divided by total interest expense plus prior period current portion of long-term debt plus any provision for income taxes (the denominator). "Prior period current portion of long-term debt" shall mean current portion of long-term debt due during the 4 quarters then ended.

    (2) The Fixed Charge Coverage covenant shall be no less than 1.10x for the rolling 4 quarters ended September 30, 2006, the rolling 4 quarters ending December 31, 2006, and all quarters thereafter.

    (3) Tangible Net Work shall be no less than $18,500,000 at all times.

Additional Conditions:
---------------------

  * All other terms and conditions will remain unchanged.

The undersigned agrees and acknowledges that the Amendment and Modification of the Loan Agreement may be superseded by a formal Amendment and Modification Agreement subject to the sole discretion of People's Bank to be prepared by People's Bank counsel. Failure to execute the formal Amendment and Modification Agreement, if required by People's Bank, within 5 business days of receipt of such agreement shall render the terms of this letter null and void. All related legal fees and closing costs in conjunction with the preparation of this letter and the legal documents to follow will be paid by the Borrower.

Furthermore, the foregoing shall not be deemed a waiver of, or in prejudice to, any other rights of the Bank under the Loan Documents or any other documents executed in connection therewith. This Amendment and Modification shall be applicable only to the specific terms and conditions referred to herein and shall not modify any other obligations of Trans-Lux Corporation to the Bank.

Upon your acceptance of the below, please sign and date and return a copy of this agreement along with a check made payable to People's Bank on the amount of $5,000.00 representing the "Amendment Fee" for this agreement.


People's Bank


By  /s/ Martin Anderson
    -------------------
     Martin H. Anderson
     Vice President



Agreed and Accepted to:

Trans-Lux Corporation
---------------------

By /s/ Angela D. Toppi          Date: 11/16/06
   -------------------               ----------
    Angela Toppi,
    Chief Financial Officer, duly authorized
people's bank                                       People's Bank
                                                    People's Financial Plaza
                                                    350 Bedford Street
                                                    Stamford, Connecticut  06901

April 2, 2007



Ms. Angela Toppi
Chief Financial Officer
Trans-Lux Corporation
110 Richards Avenue
Norwalk, CT  06854


Dear Ms. Toppi:

Reference is made to the $21,150,000 Commercial Loan and Security dated December 23, 2004 between People's Bank and Trans-Lux Corporation, Amendment Number 1 to Amend and Restate the Commercial Loan and Security Agreement dated May 9, 2006 and the Amendment & Waiver Agreement dated November 16, 2006 between People's Bank and Trans-Lux Corporation. Upon your acknowledgement and effective the date of your acknowledgement and agreement below, the Bank hereby agrees to Extend, Waive and Modify the following terms and conditions under the Loan Documents subject to the terms and conditions contained herein (the "Extension, Waiver and Modification"). Note that this letter will be superseded by an Extension, Waiver and Modification Agreement prepared by People's Bank counsel, subject to the sole discretion of People's Bank.

1. The December 31, 2006 company-prepared compliance certificate reported capital expenditures of $1,681,000 for the 3-month period then ended. Amendment Number 1 to Amend and Restate the Commerical Loan and Security Agreement dated May 9, 2006 states that Capital Expenditures must not be more than $1,000,000 per quarter.

2. The maturity date of the loan agreement will be hereby extended from January 1, 2008 to April 1, 2008. As part of this extension agreement, the "Forbearance and Amendment Fee" of $350,000 will be enforced if there is an "Additional Mandatory Prepayment Event" of the loans on or prior to April 1, 2008.

Additional Conditions:

    *   All other terms and conditions will remain unchanged.

The undersigned agrees and acknowledges that the Extension, Waiver and Modification of the Loan Agreement will be superseded by a formal Extension, Waiver and Modification Agreement subject to the sole discretion of People's Bank to be prepared by People's Bank counsel. Failure to execute the formal Amendment and Modification Agreement, if required by Peoples Bank, within 5 business days of receipt of such agreement shall render the terms of this letter null and void. All related legal fees and closing costs in conjunction with the preparation of this letter and the legal documents to follow will be paid by the Borrower.

Furthermore, the foregoing shall not be deemed a waiver of, or in prejudice to, any other rights of the Bank under the Loan Documents or any other documents executed in connection therewith. This Extension, Waiver and Modification shall be applicable only to the specific terms and conditions referred to herein and shall not modify any other obligations of Trans-Lux Corporation to the Bank.

Upon your acceptance of the below, please sign and date and return a copy of this agreement along with a check made payable to People's Bank in the amount of $22,500.00 representing the "Extension Fee" for this agreement. Upon executing the Formal Extension, Waiver and Modification prepared by People's Bank counsel, an additional $22,500.00 will be due and Payable to People's Bank.


People's Bank




By /s/ Martin H. Anderson
   ----------------------
    Martin H. Anderson
    Vice President


Agreed and Accepted to:

Trans-Lux Corporation
---------------------

By /s/ Angela Toppi                            Date: 04/02/07
   ----------------                                  --------------
    Angela Toppi,
    Chief Financial Officer, duly authorized